UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 19, 2026, RE/MAX, LLC (“REMAX”), a subsidiary of RE/MAX Holdings, Inc. (the “Company”), entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) to resolve claims in the pending putative class action lawsuit titled Mya Batton, Aaron Bolton, Michael Brace, Do Yeon Kim, Anna James, James Mullis, Theodore Bisbicos, and Daniel Parsons v. The National Association of Realtors, Anywhere Real Estate, Inc., formerly known as Realogy Holdings Corp., RE/MAX, LLC, and Keller Williams Realty, Inc. (United States District Court for the Northern District of Illinois Case No. 1:21-cv-00430) (the “Lawsuit”).

The Settlement Agreement resolves all remaining claims against REMAX in the Lawsuit that were not released by the previously disclosed settlement of multiple putative class actions (the “Prior Settlement”), as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on February 19, 2026 (the “Form 10-K”). As discussed in the Form 10-K, the Prior Settlement was granted final approval by the United States District Court for the Western District of Missouri and appeals are currently pending.

The Settlement Agreement releases REMAX and the Company, their subsidiaries and affiliates, and REMAX sub-franchisors, franchisees and their sales associates in the United States from the claims. The Settlement Agreement remains subject to preliminary and final court approval and will become effective upon such final approval (subject to any appeals).

Under the Settlement Agreement, REMAX has agreed to pay a total settlement amount of $8.5 million (the “Settlement Amount”) to a qualified settlement fund. REMAX intends to use available cash to pay the Settlement Amount. The Settlement Amount will be paid as follows: $1.5 million following preliminary court approval of the Settlement Agreement and the remaining $7.0 million following final court approval of the Settlement Agreement (including any appeals).

The Settlement Agreement and any actions taken to carry out the Settlement Agreement are not an admission or concession of liability, or of the validity of any claim, defense, or point of fact or law on the part of any party. REMAX continues to deny the material allegations of the complaints in the Lawsuit. REMAX entered into the Settlement Agreement after considering the risks and costs of continuing the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: March 25, 2026	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer